Exhibit 10.6

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTIONS 5.3 AND 5.5 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
WARRANT TO PURCHASE STOCK

Company:	Shoulder Innovations, Inc., a Delaware corporation (the “Company”)

Number of Shares:	Up to 2,494,457

Type/Series of Stock:	Series D Convertible Preferred Stock of the Company

Warrant Price:	$0.5412 per share

Issue Date:	August 7, 2023

Expiration Date:	August 7, 2033 (See also Section 5.1(a))

Credit Facility:
This Warrant to Purchase Stock (“Warrant”) is issued in connection with that certain Loan and Security Agreement, dated as of the date hereof by and among (i) Trinity Capital Inc., a Maryland corporation with an office located at 1 N 1st Street, Floor 3, Phoenix AZ 85004, as lender (“Trinity”), (ii) Trinity, in its capacity as administrative agent and collateral agent for the lenders, (iii) the other lenders party thereto, and (iv) the Company (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”).

THIS WARRANT CERTIFIES THAT, for good and valuable consideration, Trinity (together with any successor or permitted assignee or transferee of this Warrant or of any shares issued upon exercise hereof, the “Holder”) is entitled to purchase the number of fully paid and non-assessable shares (the “Shares”) of the above-stated Type/Series of Stock (the “Class”) of the Company at the above-stated Warrant Price, all as set forth above and as adjusted pursuant to SECTION 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.
SECTION 1    EXERCISE.
1.1    Vesting of the Warrants.
(a)    This Warrant shall vest and become exercisable for 831,486 Shares upon the advance of the Tranche A Loan (as defined in the Loan Agreement);
(b)    This Warrant shall vest and become exercisable for an additional 831,486 Shares upon the advance of the Tranche B Loan (as defined in the Loan Agreement); and
(c)    This Warrant shall vest and become exercisable for an additional 831,486 Shares upon the advance of the Tranche C Loan (as defined in the Loan Agreement).
(d)    If, upon the closing of a Subsequent Equity Financing, the Subsequent Equity Financing Price shall be less than the Warrant Price in effect as of immediately prior thereto, then the “Warrant Price” shall be the Subsequent Equity Financing Price from and after such closing, subject to adjustment thereafter from time to time in accordance with the provisions of this Warrant. As used herein (i) “Subsequent Equity Financing” means any sale of issuance by the Company on or after the Issue Date of this Warrant set forth above, in a single transaction or a series of related transactions, including multiple rounds of equity financing, of shares of its preferred stock or other equity securities to one or more investors for cash for financing purposes where the Company receives aggregate gross proceeds in excess of $5 million; (ii) “Subsequent Equity Financing Securities” means the type, class and series of preferred stock or other equity security sold or issued by the Company in the applicable Subsequent Equity Financing; and (iii) “Subsequent Equity Financing Price” means the lowest price per share for which Subsequent Equity Financing Securities are sold or issued by the Company in any Subsequent Equity Financing.
1.2    Method of Exercise/Exchange. The Holder may at any time and from time to time exercise this Warrant, in whole or in part, by delivering to the Company a fully executed copy of this Warrant together with a duly executed Notice of Exercise/Exchange in substantially the form attached hereto as Appendix 1 and, unless Holder is exchanging this Warrant pursuant to a cashless exchange set forth in Section 1.3 a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Warrant Price for the Shares being purchased.
1.3    Cashless Exchange. In lieu of payment of the aggregate Warrant Price in the manner as specified in Section 1.2 above, but otherwise in accordance with the requirements of Section 1.2, Holder shall have the right to exchange this Warrant or any portion hereof for a number of Shares equal to the value of this Warrant, or portion hereof as to which this Warrant is being exchanged. Thereupon, the Company shall issue to the Holder such number of fully paid and non-assessable Shares as are computed using the following formula:
X = Y(A-B)/A
where:
X =    the number of Shares to be issued to the Holder;
Y =    the number of Shares with respect to which this Warrant is being exchanged (inclusive of the Shares surrendered to the Company in satisfaction of the aggregate Warrant Price);
A =    the Fair Market Value (as determined pursuant to Section 1.4 below) of one Share; and
B =    the Warrant Price.
1.4    Fair Market Value. If the Company’s common stock is then traded or quoted on a nationally recognized securities exchange, inter-dealer quotation system or over-the-counter market (a “Trading Market”) and the Class is common stock, the fair market value of a Share shall be the closing price or last sale price of a share of common stock reported for the Business Day immediately before the date on which Holder delivers this Warrant together with its Notice of Exercise/Exchange to the Company (the “Fair Market Value”). If the Company’s common stock is then traded in a Trading Market and the Class is a series of the Company’s convertible preferred stock, the fair market value of a Share shall be the closing price or last sale price of a share of the Company’s common stock reported for the Business Day immediately before the date on which the Holder delivers this Warrant together with its Notice of Exercise/Exchange to the Company multiplied by the number of shares of the Company’s common stock into which a Share is then convertible. If the Company’s common stock is not traded in a Trading Market, the Board of Directors of the Company shall determine the fair market value of a Share in its reasonable good faith judgment.
1.5    Delivery of Certificate and New Warrant. Promptly after Holder exercises or exchanges this Warrant in the manner set forth in Section 1.2 or 1.3 above, the Company shall deliver to Holder a certificate representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised or exchanged and has not expired, a new warrant of like tenor representing the Shares not so acquired.
1.6    Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

1.7    Treatment of Warrant Upon Acquisition of Company.
(a)    Acquisition. For the purpose of this Warrant, “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power.
(b)    Treatment of Warrant in Cash/Public Acquisition. In the event of an Acquisition in which the consideration to be received by the Company’s stockholders consists solely of cash, solely of Marketable Securities or a combination of cash and Marketable Securities (a “Cash/Public Acquisition”), and the fair market value of one Share as determined in accordance with Section 1.4 above would be greater than the Warrant Price in effect on such date immediately prior to such Cash/Public Acquisition, and Holder has not exercised this Warrant pursuant to Section 1.2 above as to all Shares, then this Warrant shall automatically be deemed to be exchanged pursuant to Section 1.3 above as to all such Shares for which it shall not have been previously exercised effective immediately prior to and contingent upon the consummation of a Cash/Public Acquisition. In connection with such exchange, Holder shall be deemed to have restated each of the representations and warranties in Section 4 of the Warrant as the date thereof and the Company shall promptly notify the Holder of the number of Shares (or such other securities) issued upon exercise or exchange. In the event of a Cash/Public Acquisition where the fair market value of one Share as determined in accordance with Section 1.4 above would be less than the Warrant Price in effect immediately prior to such Cash/Public Acquisition, then this Warrant will expire immediately prior to the consummation of such Cash/Public Acquisition.
(c)    Sale Right in a Cash Acquisition. Notwithstanding the foregoing, in connection with an Acquisition in which the consideration to be received by the Company’s stockholders is primarily cash, Holder shall have the right in lieu of the foregoing to exchange this Warrant or any portion hereof for a lump-sum cash payment equal to the value of this Warrant, or portion hereof as to which this Warrant is being exchanged, of the same proportion of cash, securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant. Any payments made by the Company to the Holder pursuant to this Warrant shall be made without any deduction or withholding for or on account of taxes or otherwise. Thereupon, the Company shall pay to the Holder such lump-sum cash payment equal to the product of “X” multiplied by “A,” each as determined in accordance with Section 1.3 above.
(d)    Treatment of Warrant in Other Acquisitions. Upon the closing of any Acquisition other than a Cash/Public Acquisition defined above, the Company shall cause the acquiring, surviving or successor entity to assume the obligations of this Warrant, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, subject to further adjustment from time to time in accordance with the provisions of this Warrant; provided, however, that if the fair market value of one Share as determined in accordance with Section 1.4 above in such Acquisition is greater than three times the Warrant Price then in effect then the acquiring, surviving or successor entity may elect not to assume the obligations of this Warrant and this Warrant shall terminate upon the consummation of such Acquisition, provided further, however, that the acquiring, surviving or successor entity and the Company shall give the Holder notice in accordance with Section 3.4(d) of this Warrant and reasonable opportunity to exercise or exchange this Warrant prior to the consummation of such Acquisition, and in any event the provisions of Section Section 5.1(b) shall be applicable upon such expiration.
(e)    As used in this Warrant, “Marketable Securities” means securities meeting all of the following requirements: (i) the issuer thereof is then subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is then current in its filing of all required reports and other information under the Securities Act of 1933, as amended (the “Act”) and the Exchange Act; (ii) the class and series of shares or other security of the issuer that would be received by Holder in connection with the Acquisition were Holder to exercise this Warrant on or prior to the closing thereof is then traded in Trading Market; and (iii) Holder would be able to publicly re-sell, within six months following the closing of such Acquisition, all of the issuer’s shares and/or other securities that would be received by Holder in such Acquisition were Holder to exercise this Warrant in full on or prior to the closing of such Acquisition.
1.8    Joinder to Certain Preferred Stock Financing Agreements. Upon and as a condition to any exercise of this Warrant and solely with respect to the Shares issued thereupon, Holder shall become an “Investor” party, by execution and delivery to the Company of a counterpart signature page, joinder agreement, instrument of accession or similar instrument, to that certain (a) Third Amended and Restated Investors’ Rights Agreement dated February 10, 2023 by and among the Company and the other parties named therein, as amended or restated and in effect from time to time, (b) Third Amended and Restated Voting Agreement dated February 10, 2023 by and among the Company and the other parties named therein, as amended or restated and in effect from time to time, and (c) Third Amended and Restated Right of First Refusal and Co-Sale Agreement dated February 10, 2023 by and among the Company and the other parties named therein, as amended or restated and in effect from time to time, in each case to the extent such agreement is then by its terms in force and effect (the agreements referred to in clauses (a), (b) and (c), collectively, the “Preferred Stock Financing Agreements”).
SECTION 2    ADJUSTMENTS TO THE SHARES AND WARRANT PRICE.
2.1    Stock Dividends, Splits, Etc. If the Company declares or pays a dividend or distribution on the outstanding shares of the Class payable in common stock or other securities or property (other than cash), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without additional cost to Holder, the total number and kind of securities and property which Holder would have received had Holder owned the Shares of record as of the date the dividend or distribution occurred. If the Company subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased and the Warrant Price shall be proportionately decreased, provided the aggregate purchase price shall remain the same. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased and the number of Shares shall be proportionately decreased, provided the aggregate purchase price shall remain the same.
2.2    Reclassification, Exchange, Combinations or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, this Warrant will be exercisable for the number, class and series of Company securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, provided the aggregate purchase price shall remain the same and subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.
2.3    Conversion of Preferred Stock. If the Class is a class and series of the Company’s convertible preferred stock, in the event that all outstanding shares of the Class are converted, automatically or by action of the holders thereof, into common stock pursuant to the provisions of the Company’s Third Amended and Restated Certificate of Incorporation, dated February 10, 2023, as amended from time to time (the “Charter”), including, without limitation, in connection with the Company’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Act (the “IPO”), then from and after the date on which all outstanding shares of the Class have been so converted, this Warrant shall be exercisable for such number of shares of common stock into which the Shares would have been converted had the Shares been outstanding on the date of such conversion, and the Warrant Price shall equal the Warrant Price in effect as of immediately prior to such conversion divided by the number of shares of common stock into which one Share would have been converted, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant.
2.4    Adjustments for Diluting Issuances. The Type/Series of Stock issuable upon exercise of this Warrant shall have the same original issue price and conversion price as all other shares of the same Type/Series of Stock of the Company. For the avoidance of doubt, this means that if there is an adjustment to the conversion price of the Type/Series of Stock prior to the exercise of this Warrant then the shares of the Type/Series of Stock (or Common Stock issuable upon conversion of such shares) shall have the same conversion price as other outstanding shares of the same Type/Series of Stock notwithstanding that an adjustment to the conversion price occurred prior to the exercise of this Warrant.
2.5    No Fractional Share. No fractional Share shall be issuable upon exercise of this Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of the Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash the amount computed by multiplying the fractional interest by (a) the fair market value (as determined in accordance with Section 1.4 above) of a full Share, less (b) the then-effective Warrant Price.
2.6    Notice/Certificate as to Adjustments. Upon each adjustment of the Warrant Price, Class and/or number of Shares, the Company, at the Company’s expense, shall notify Holder in writing within a reasonable time setting forth the adjustments to the Warrant Price, Class and/or number of Shares and facts upon which such adjustment is based. The Company shall, upon written request from Holder, furnish Holder with a certificate of its Chief Executive Officer or Chief Financial Officer, including computations of such adjustment and the Warrant Price, Class and number of Shares in effect upon the date of such adjustment.
SECTION 3    REPRESENTATIONS AND COVENANTS OF THE COMPANY.
3.1    Representations and Warranties. The Company represents and warrants to, and agrees with, the Holder as follows:
(a)    The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which shares of the Class were last sold and issued prior to the Issue Date hereof in an arms-length transaction in which at least $500,000 of such shares were sold.
(b)    This Warrant is, and all Shares which may be issued upon the exercise of this Warrant, all securities, if any, issuable upon conversion of the Shares and any warrants issued in substitution for or replacement of this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any taxes, liens, charges and encumbrances except for restrictions on transfer provided for herein, under the Charter or bylaws of the Company or under applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class, common stock and other securities as will be sufficient to permit the exercise in full of this Warrant and the conversion of the Shares into common stock or such other securities.
(c)    The Company’s capitalization table attached hereto as Schedule 1 is true and complete, in all material respects, as of the Issue Date.
(d)    The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as presently conducted, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except in the case of clause (ii) above, to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to result in (i) a material adverse effect on the validity or enforceability of this Warrant, (ii) a material adverse effect on the financial condition, earnings, business or properties of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect its obligations under this Warrant (any of (i), (ii) or (iii)) (a “Material Adverse Effect”).
(e)    The Company has all requisite corporate power and authority, and has taken all requisite corporate action, to execute and deliver this Warrant, sell and issue the Shares and carry out and perform all of its obligations under this Warrant, and without limiting the foregoing, the Company hereby agrees that the Company shall all times have authorized and reserved the number of Shares needed to provide for the exercise of the rights then represented by this Warrant. If at any time the Company does not have a sufficient number of Shares authorized and available, then the Company shall call and hold a special meeting of its stockholders within 60 days of that time for the sole purpose of increasing the number of authorized Shares to a sufficient number. This Warrant constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally, including any specific performance.
(f)    No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Warrant except for the filing of a Form D with the Securities and Exchange Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of common stock of the Company are offered and/or sold, which compliance will be effected in accordance with such laws.
(g)    Neither the execution, delivery or performance of this Warrant by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares) will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except in the case of clauses (ii) and (iii) above, for any conflict, breach or violation of, or imposition that would not, individually or in the aggregate, have a Material Adverse Effect.
(h)    Neither the Company nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of this Warrant.
(i)    Neither of the Company or any person acting on its behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any Company security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) of the Securities Act or require registration of this Warrant under the Securities Act or cause this Warrant to be integrated with prior offerings by the Company for purposes of the Securities Act.
3.2    Registration Rights/Investor Rights Agreement. The Company shall take such actions as are necessary to provide that the Holder, upon exercise of this Warrant, is a party to the Company’s Third Amended and Restated Investors’ Rights Agreement, dated as of February 10, 2023 and entitled to “piggyback” and S-3 registration rights.
3.3    Reporting. So long as this Warrant has not been terminated or fully exercised, and after the financial obligations under the Loan Agreement have been fully repaid in cash, the Company shall deliver to Holder:
(a)    (x) as soon as available but no later than thirty (30) days after the Company’s biannual investor meeting, which shall occur at least two (2) times per twelve (12) month period and (y) upon Holder’s reasonable request, a copy of the Company’s detailed capitalization table, as of the last day of the fiscal quarter then ended;
(b)    within thirty (30) days of its completion, or upon request of Holder, a copy of the Company’s most recent 409A valuation report; and
(c)    within (x) two hundred seventy-five (275) days following the end of the fiscal year ending December 31, 2022 and (y) within two hundred twenty-five (225) days following the end of each fiscal year thereafter, a copy of the Company’s annual, audited financial statements consisting of a consolidated and consolidating balance sheet, income statement and cash flow statement prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year and presenting fairly Company’s financial condition as at the end of that fiscal year and the results of its operations for the twelve (12) month period then ended and certified as true and correct by Company’s chief financial officer; provided that if the Company’s board of directors determines in its reasonable discretion not to require an audit or review with respect to any fiscal year, then the Company shall instead deliver, and Holder shall accept, company-prepared annual consolidated financial statements no later than sixty (60) days after the last day of such fiscal year.
3.4    Notice of Certain Events. If the Company proposes at any time to:
(a)    declare any dividend or distribution upon the outstanding shares of the Class or common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b)    offer for subscription or sale pro rata to the holders of the outstanding shares of the Class any additional shares of any class or series of the Company’s stock (other than pursuant to contractual pre-emptive rights);
(c)    effect any reclassification, exchange, combination, substitution, reorganization or recapitalization of the outstanding shares of the Class;
(d)    effect an Acquisition or to liquidate, dissolve or wind up; or
(e)    effect an IPO;
then, in connection with each such event, the Company shall give Holder:
(1)    at least seven Business Days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of outstanding shares of the Class will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (a) and (b) above;
(2)    in the case of the matters referred to in (c) and (d) above at least seven Business Days prior written notice of the date when the same will take place (and specifying the date on which the holders of outstanding shares of the Class will be entitled to exchange their shares for the securities or other property deliverable upon the occurrence of such event); and
(3)    with respect to the IPO, at least seven Business Days prior written notice of the date on which the Company proposes to file its registration statement in connection therewith.
Company will also provide information requested by Holder that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.
SECTION 4    REPRESENTATIONS AND WARRANTIES OF THE HOLDER.
The Holder represents and warrants to the Company as follows:
4.1    Purchase for Own Account. This Warrant and the securities to be acquired upon exercise of this Warrant by Holder are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.
4.2    Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

4.3    Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
4.4    Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.
4.5    The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that this Warrant and the Shares issued upon any exercise hereof must be held indefinitely unless subsequently registered under the Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.
4.6    No Voting Rights. Holder, as a Holder of this Warrant, will not have any voting rights until the exercise of this Warrant.
SECTION 5    MISCELLANEOUS.
5.1    (a)    Term and Automatic Conversion Upon Expiration. Subject to the provisions of Section 1.6 above, this Warrant is exercisable in whole or in part at any time and from time to time on or before 6:00 P.M. Pacific time, on the Expiration Date and shall be void thereafter.
(b)    Automatic Cashless Exchange upon Expiration. In the event that, upon the Expiration Date, the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect on such date, then this Warrant shall automatically be deemed on and as of such date to be exchanged pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exchange to Holder.
5.2    Legends. The Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:
THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN THAT CERTAIN WARRANT TO PURCHASE STOCK ISSUED BY THE ISSUER TO TRINITY CAPITAL INC. DATED AUGUST 7, 2023, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
5.3    Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to any affiliate of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Act. Additionally, the Company shall also not require an opinion of counsel if there is no material question as to the availability of Rule 144 promulgated under the Act.
5.4    No Pay to Play; Further Assurances. Holder shall not be required to purchase any shares in any Mandatory Offering (as defined below) and shall not suffer a Disproportionate Adverse Change in Rights (as defined below) as a result of not purchasing any shares in any Mandatory Offering, and the Company will not take any action to subject Holder to a Mandatory Offering or cause Holder to suffer a Disproportionate Adverse Change in Rights for not participating in a Mandatory Offering. A “Disproportionate Adverse Change in Rights” means an adverse change in the existing rights of the Holder under this Warrant (including the conversion of some or all of the Class into Common Stock or another series of Preferred Stock) in a manner different than the Participating Investors (as defined below). For example, if there is a “pull-through” transaction where all shares of the Class are converted to Common Stock, and as a result of the transaction Participating Investors receive additional shares of Common Stock or another series of Preferred Stock, then at the Holder’s election the Holder and this Warrant shall be treated in the same manner as a Participating Investor, such that the Warrant would be exercisable for the same class or series of shares as a Participating Investor receives in the pull-through transaction. A “Mandatory Offering” means any financing of the Company pursuant to which a holder of Preferred Stock must acquire, or cause an affiliate of such holder to acquire, part of the investment amount in the financing in order to avoid a Disproportionate Adverse Change in Rights (such an investor, a “Participating Investor”). The Company (i) will not increase the par value of any Shares above the Warrant Price then in effect, and (ii) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Shares upon the exercise of this Warrant.
5.5    Transfer Procedure. Subject to the provisions of Section 5.3 and upon providing the Company with written notice, Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant to any transferee; provided, however, that no written notice is required in connection with a transfer to any affiliate of Holder. Notwithstanding the foregoing, so long as no Event of Default under the Loan Agreement exists or if the Loan Agreement is no longer in effect, Holder may not assign its interest in this Warrant to any person or entity who is known to Holder as a direct competitor of the Company, whether as an operating company or direct or indirect parent with voting control over such operating company.
5.6    Binding on Successors. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets.
5.7    Taxes. The Company will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issuance or delivery of the Shares, other than any tax or other charge imposed in connection with any transfer involved in the issue and delivery of the Shares in a name other than that of the Holder.
5.8    Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by facsimile or electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or such Holder from time to time in accordance with the provisions of this Section 5.8 All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:
Trinity Capital Inc.
Attn: Sarah Stanton
1 N 1st Street
Floor 3
Phoenix, AZ 85004
Telephone: [***]
Facsimile: [***]
Email address: [***]
Notice to the Company shall be addressed as follows until Holder receives notice of a change in address:

Shoulder Innovations, Inc.
Attn: Matthew Ahearn
1535 Steele Ave SW
Suite B
Grand Rapids, MI 49507
Telephone: [***]
Facsimile: [***]
Email address: [***]
5.9    Waiver. This Warrant and any term hereof may be changed, waived, discharged or terminated (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.
5.10    Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys’ fees.
5.11    Counterparts; Facsimile/Electronic Signatures. This Warrant may be executed in counterparts, all of which together shall constitute one and the same agreement. Any signature page delivered electronically or by facsimile shall be binding to the same extent as an original signature page with regards to any agreement subject to the terms hereof or any amendment thereto.
5.12    Entirety; Amendments. This Warrant and the appendices, schedules and attachments referred to herein constitute the entire agreement between Holder and Company as to the subject matter contemplated herein, and supersedes all prior agreements and understandings relating thereto. Each of the parties hereto acknowledges that no party hereto nor any agent of any other party whomsoever has made any promise, representation or warranty whatsoever, express or implied, not contained herein, concerning the subject matter hereof, to induce it to execute this Warrant. No other agreements will be effective to change, modify, waive or terminate this Warrant in whole or in part unless such agreement is in writing and duly executed by each of the parties and Holder has provided prior written consent.
5.13    Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles that would result in the application of any other than the laws of the State of New York.
5.14    Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR EACH PARTY HERETO TO ENTER INTO THIS WARRANT, THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS WARRANT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.
5.15    Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
5.16    Business Days. “Business Day” is any day that is not a Saturday, Sunday or a day on which banks in New York or California are closed.
5.17    Confidentiality. Section 8.18 of the Loan Agreement is hereby incorporated by reference, and Holder agrees to treat and hold all information provided by the Company pursuant to this Warrant in confidence in accordance with the provisions of Section 8.18 of the Loan Agreement (regardless of whether the Loan Agreement shall then be in effect).
[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant to Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

“COMPANY”

SHOULDER INNOVATIONS, INC.
a Delaware corporation

By:	/s/ Matthew Ahearn
Name:	Matthew Ahearn
Its: Chief Operating Officer

“HOLDER”

TRINITY CAPITAL INC.,
a Maryland corporation

By:	/s/ Sarah Stanton
Name:	Sarah Stanton
Its: General Counsel and Chief Compliance Officer
[Signature Page to Warrant to Purchase Stock]

APPENDIX 1
NOTICE OF EXERCISE/EXCHANGE
1.    The undersigned Holder hereby exercises its right purchase/exchange [circle one] ___________ shares of the Common/Series ____________ Preferred [circle one] Stock of __________________ (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Warrant Price for such shares as follows:
[ ]    check in the amount of $________ payable to order of the Company enclosed herewith
[ ]    Wire transfer of immediately available funds to the Company’s account
[ ]    Cashless Exchange pursuant to Section 1.3 of the Warrant
[ ]    Other [Describe] __________________________________________
2.    Please issue a certificate or certificates representing the Shares in the name specified below:
___________________________________________
Holder’s Name
___________________________________________
___________________________________________
(Address)
3. By its execution below and for the benefit of the Company, Holder hereby restates each of the representations and warranties in Section 4 of the Warrant to Purchase Stock as of the date hereof.
HOLDER:
_________________________
By:_________________________
Name:________________________
Title:_________________________
(Date):_______________________
Appendix 1